SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

ConAgra Foods, Inc.

(Name of Registrant as Specified In Its Charter)

[NOT APPLICABLE]

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on September 21, 2012.

CONAGRA FOODS, INC.

CONAGRA FOODS, INC. ONE CONAGRA DRIVE OMAHA, NE 68102-5001

Meeting Information
Meeting Type: Annual Meeting
For holders as of: July 27, 2012
Date: September 21, 2012 Time: 1:30 p.m., CT
Location: Witherspoon Concert Hall
Joslyn Art Museum
2200 Dodge Street
Omaha, Nebraska 68102

Directions: Information on how to obtain directions to attend the meeting and vote in person is available by writing to us at Corporate Secretary, ConAgra Foods, Inc., One ConAgra Drive, Omaha, Nebraska 68102

You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

— Before You Vote — How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:
ANNUAL REPORT NOTICE AND PROXY STATEMENT
How to View Online:
Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents for this stockholder meeting and future stockholder meetings, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET: www.proxyvote.com
2) BY TELEPHONE: 1-800-579-1639
3) BY E-MAIL*: sendmaterial@proxyvote.com

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Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before September 9, 2012 to facilitate timely delivery.

— How To Vote — Please Choose One of the Following Voting Methods
Vote In Person: Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Voting Items
The Board of Directors recommends a vote FOR the following:
1.	Election of Directors
	01) Mogens C. Bay	07) Richard H. Lenny
	02) Stephen G. Butler	08) Ruth Ann Marshall
	03) Steven F. Goldstone	09) Gary M. Rodkin
	04) Joie A. Gregor	10) Andrew J. Schindler
	05) Rajive Johri	11) Kenneth E. Stinson
06) W.G. Jurgensen

The Board of Directors recommends a vote FOR the following proposal:
2.	Ratification of the appointment of Independent Auditor

The Board of Directors recommends a vote FOR the following proposal:
3.	Advisory vote to approve named executive officer compensation